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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            -----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 29, 1999







                                  A.S.V., INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Minnesota                 0-25620                  41-1459569
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   (State or other jurisdiction     (Commission              (IRS Employer
         of incorporation)          File Number)           Identification No.)



           840 Lily Lane, P.O. Box 5160, Grand Rapids, Minnesota 55744
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (218) 327-3434


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)
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Item 1. CHANGES IN CONTROL OF REGISTRANT.

         On January 29, 1999, A.S.V., Inc. (the "Registrant") closed a transaction (the "Transaction") with Caterpillar Inc. ("Caterpillar") whereby the following events occurred: (i) Caterpillar purchased 1,000,000 newly issued shares of the Registrant's Common Stock, par value $.01 per share (the " Common Stock"); (ii) the Registrant canceled an outstanding option issued to Caterpillar (the "Option") to purchase 1,579,000 shares of the Registrant's Common Stock (the "Option Shares") at an exercise price of $18.00 per share;
(iii) the Registrant issued to Caterpillar a warrant (the "Warrant") to purchase up to 10,267,127 shares of the Registrant's Common Stock (the "Warrant Shares") at an exercise price of $21.00 per share; (iv) the Board of Directors of the Registrant increased the number of seats constituting the Board of Directors by two, fixing the total number of such seats of the Board of Directors at ten, and appointed, as designated by Caterpillar, Richard A. Benson and Richard A. Cooper to fill the two newly created vacancies; and (v) Caterpillar delivered to the Registrant, by wire transfer, consideration for the Transaction of $18,000,000 (the "Cash Consideration").

         The Transaction occurred pursuant to a securities purchase agreement (the "Purchase Agreement") dated October 14, 1998 between the Registrant and Caterpillar. Under the Purchase Agreement, the Option was granted to Caterpillar in consideration for Caterpillar's agreement to enter into the Transaction with the Registrant. In addition, the Registrant agreed, for the Cash Consideration, to issue the 1,000,000 shares of the Registrant's Common Stock, to issue the Warrant, and to increase the Board of Directors by two seats and to appoint two individuals designated by Caterpillar to such seats. The Cash Consideration was paid by Caterpillar from its generally available cash funds. In connection with the execution of the Purchase Agreement, the Registrant and Caterpillar also entered into a Commercial Alliance Agreement which provides the Registrant with access to Caterpillar's dealer network and various management, financial and engineering resources.

         The Purchase Agreement and the transactions contemplated thereunder, including the issuance to Caterpillar of the 1,000,000 shares of the Registrant's Common Stock and the Warrant and the issuance of the Warrant Shares upon exercise of the Warrant, were approved by the shareholders of the Registrant at a special meeting of the shareholders of the Registrant held on January 28, 1999.

         Prior to the date of the Purchase Agreement, Caterpillar did not own any shares of the Registrant's Common Stock. Following the closing of the Transaction, Caterpillar owns the 1,000,000 shares of Common Stock, representing approximately 8.8% of the Registrant's outstanding Common Stock (assuming the exercise of all currently outstanding options and warrants), and has the right to acquire the Warrant Shares through the exercise of the Warrant. As a result, Caterpillar has, assuming the Warrant were exercised in full, the sole power to vote or direct the voting of, and to dispose or to direct the disposition of 11,267,127 shares of Common Stock. Such shares, including the Warrant Shares, constitute approximately 52% of the

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outstanding Common Stock of the Registrant (assuming the exercise of all currently outstanding options and Warrants).

         For additional information regarding the Transaction, see the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on December 23, 1998.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS

Exhibit   Description of Exhibit
-------   ----------------------

 2(a) Securities Purchase Agreement dated as of October 14, 1998 between Caterpillar Inc. and A.S.V., Inc. *

  (b) Warrant Certificate issued to Caterpillar as of the closing of the transactions contemplated by the Purchase Agreement

  (c) Option Certificate dated as of October 14, 1998 between Caterpillar Inc. and A.S.V., Inc. *

  (d) Voting Agreement dated as of October 13, 1998 by certain shareholders of A.S.V., Inc. and Caterpillar Inc. *

  (e) Commercial Alliance Agreement dated October 14, 1998 between Caterpillar Inc. and A.S.V., Inc. *

 99     Press release dated January 29, 1999

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*    Incorporated by reference to the like-numbered exhibit in the Registrant's
     Current Report on Form 8-K filed with the Commission on October 27, 1998.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 1999                  A.S.V., INC.


                                         /s/ Thomas R. Karges
                                         -----------------------------
                                         Thomas R. Karges
                                         Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit    Description of Exhibit
-------    ----------------------

  2(a) Securities Purchase Agreement dated as of October 14, 1998 between Caterpillar Inc. and A.S.V., Inc. *

   (b) Warrant Certificate issued to Caterpillar as of the closing of the transactions contemplated by the Purchase Agreement

   (c) Option Certificate dated as of October 14, 1998 between Caterpillar Inc. and A.S.V., Inc. *

   (d) Voting Agreement dated as of October 13, 1998 by certain shareholders of A.S.V., Inc. and Caterpillar Inc. *

   (e) Commercial Alliance Agreement dated October 14, 1998 between Caterpillar Inc. and A.S.V., Inc. *

  99     Press release dated January 29, 1999


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*    Incorporated by reference to the like-numbered exhibit in the Registrant's
     Current Report on Form 8-K filed with the Commission on October 27, 1998.


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